SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------




                                  FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                ----------------

                           NEW MEDIUM ENTERPRISES, INC.

                             -----------------------
             (Exact name of Registrant as Specified in its Charter)

                 Nevada                                         11-3502174

State  or  Other  Jurisdiction  of                        (I.R.S.  Employer
Incorporation  of  Organization)                           Identification  No.)


  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 Ethel Schwartz

                      Chief Executive Officer and President
                                   1510 51 St.
                                Brooklyn NY 11219
                               Tel:  718-435-5291
                               Fax:  718-972-6196


Date of Earliest Report   January 15, 2004:

CURRENT REPORT ITEM 1, 2, 7




FOR IMMEDIATE RELEASE



January 15, 2004

For more information, contact:
Ethel Schwartz
(718) 435-5291
hyett1@email.msn.com

  New Medium Enterprises, Inc. (NMEN) Acquires intellectual property for a new emerging optical storage format: "Reflective Multilayer Disk" RMD as extension of DVD format
_______________________________________________________________________
  Technology promises to bring full-length High Definition movies to a single Reflective Multilayer Disc-RMD by substantially increasing capacity compared to
              DVD but using the same Red Laser Reading Technology.



New Medium Enterprises, Inc., (Trading Symbol NMEN OTC Bulletin Board) announced today that it has acquired all of the assets of MultiDisk Ltd. located in London, U.K., in exchange of the issuance of 38,557,777 shares of New Medium Enterprises, Inc. plus other considerations. MultiDisk, is a high capacity optical media and next generation data storage company that holds the intellectual property assets pertaining to the new emerging proprietary Reflective Multilayer Disk, RMD format.


In a separate transaction New Medium acquired all of the intellectual property assets of Tri-GM International S.A. in exchange of the issuance of 27,792,999 shares of New Medium Enterprises, Inc. & other considerations. Tri-GM International S.A. is an R & D company located in Belgium that holds complementary intellectual property assets pertaining to the technologies of the RMD format.

Reflective Multilayer Disk (RMD) a new High Definition proprietary format under development based on integration of concepts and inventions made independently by groups of scientists in several European countries. Some of the scientists have years of experience with all past and present formats of optical storage and in particular with multilayer optical structures. The technology is meant to usher in High Definition TV and high capacity optical discs capable of exceeding current capacity of DVD by 10 fold. Since RMD uses for read/write the current standard red laser, it requires no significant change to the current mastering and replicating infrastructure of standard DVD, unlike the competing technologies of the Blu-Ray products and other products using blue lasers, and thus is easily adaptable for mass marketing with cost efficiency.

RMD provides for a disc which in format, dimensions, weight, and coding can conform to the standards set for CD, DVD, minidisk and, indeed, other information carriers. The optical reader/player will be compatible with current DVD formats. The difference is that a RMD can have up to 20 data-bearing layers, as against the current maximum of two for DVD 9.

"Our intensive search for an innovative and breakthrough technology in a timely industry has finally come to fruition." Said Ethel Schwartz, CEO of New Medium Enterprises, Inc.: "We look forward to embrace the challenges and opportunities of this exciting technology and we are confident that the acquisition of the RMD technologies and the development of the pipeline of products will be instrumental in enhancing shareholder value."

RMD is currently committed to two generations of red laser products, starting at 14-18GB and continuing to 28-36GB and is hoping to demonstrate the first generation prototype, by May 2004 with capacity of 14GB.

Recently the Federal Communications Commission (FCC) has mandated that all stations must be capable of broadcasting HDTV by 2007. By 2004 all TV sets with screens of 35 inches and larger will have to be fitted for HDTV display and reception."

###
Forward Looking Statements:

The information contained in this press release, including any ``forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-KSB, 8k Reports and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.